IndyMac INDX Mortgage Loan Trust 2006-AR41




                                Final Term Sheet



                           [IndyMac Bank, F.S.B. LOGO]



                           $444,228,100 (Approximate)




                                IndyMac MBS, Inc.
                                    Depositor


                              IndyMac Bank, F.S.B.
                          Sponsor, Seller and Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED December 28, 2006
                   IndyMac INDX Mortgage Loan Trust 2006-AR31

Distributions are payable monthly on the 25th day of each month, beginning January 25, 2007

The issuing entity will issue certificates, including the following classes of certificates:

--------------------- ------------------- ------------------ ------------------ ------------------ -------------------
                        Initial Class                                             Initial Class
                         Certificate        Pass-Through                           Certificate        Pass-Through
Class                     Balance(1)           Rate(2)       Class                 Balance(1)           Rate(2)
--------------------- ------------------- ------------------ ------------------ ------------------ -------------------
Class A-1                  $100,000,000        Floating       Class M-2             $9,731,000           Floating
--------------------- ------------------- ------------------ ------------------ ------------------ -------------------
Class A-2                   $11,111,000        Floating       Class M-3             $2,716,000           Floating
--------------------- ------------------- ------------------ ------------------ ------------------ -------------------
Class A-3                  $261,403,000        Floating       Class M-4             $1,810,000           Floating
--------------------- ------------------- ------------------ ------------------ ------------------ -------------------
Class A-4                   $41,390,000        Floating       Class M-5             $1,810,000           Floating
--------------------- ------------------- ------------------ ------------------ ------------------ -------------------
Class A-R                          $100        Variable       Class M-6             $1,810,000           Floating
--------------------- ------------------- ------------------ ------------------ ------------------ -------------------
Class M-1                   $12,447,000        Floating
--------------------- ------------------- ------------------ ------------------ ------------------ -------------------

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rate for each class of offered certificates is calculated as described in this free writing prospectus and, other than with respect to the Class A-R Certificates, is based on the one-month LIBOR index.

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.


Issuing Entity

IndyMac INDX Mortgage Loan Trust 2006-AR41, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Trustee and Supplemental Interest Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06Z3, and its telephone number is (714) 247-6000.

Corridor Counterparty

Credit Suisse International, an English bank regulated as a European Union credit institution by the Financial Services Authority under the Financial Services and Markets Act 2000. The corridor counterparty is an affiliate of the underwriter.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P-1, Class P-2 and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of December 1, 2006 among the seller, the servicer, the depositor, the trustee and the supplemental interest trustee, under which the issuing entity and the supplemental interest trust will be formed.

Cut-off Date

For any mortgage loan, the later of December 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about December 28, 2006.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage rate on each mortgage loan is fixed for a certain period after origination, after which the mortgage rate is adjustable, based on a specified index. The percentages of the aggregate stated principal balance of the mortgage loans as of the cut-off date for the various fixed rate periods are expected to be approximately as follows:

                                    Percent of
                                   Cut-off Date
           Fixed Rate             Pool Principal
        Period (months)            Balance (%)
        -------------------------------------------
                    6                 0.12%
                   36                10.09%
                   60                80.38%
                   84                 9.41%

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

   Aggregate Stated
      Principal Balance.........................................$452,601,016.95
   Geographic
      Concentrations in
      excess of 10%:
      California.........................................................40.95%
      Florida............................................................10.56%
   Weighted Average
      Original LTV Ratio.................................................77.78%
   Weighted Average
      Mortgage Rate......................................................7.174%
   Range of Mortgage Rates....................................4.375% to 10.500%
   Average Current
      Principal Balance.............................................$318,508.81
   Range of Current
      Principal Balances..................................$671.34 to $1,999,999
   Weighted Average
      Remaining Term to
      Maturity.......................................................359 months
   Weighted Average FICO
      Credit Score.........................................................689*
   Weighted Average Gross
      Margin.............................................................2.792%
   Weighted Average
      Maximum Mortgage
      Rate..............................................................12.339%
   Weighted Average
      Minimum Mortgage
      Rate...............................................................2.792%
   Range of Months to Next
      Mortgage Rate
      Adjustment........................................................4 to 85

*Not including the mortgage loans for which the FICO credit score was not available.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                Initial
                                 Class                                                                            Modeled Final
                              Certificate                                                     Final Scheduled     Distribution
           Class              Balance (1)                         Type                       Distribution Date        Date
---------------------------   -----------    ----------------------------------------------  -----------------    ------------
Offered Certificates
A-1.....................      $100,000,000   Senior/Super Senior/Floating Pass-Through Rate    February 2037        June 2013
A-2.....................      $11,111,000         Senior/Super Senior/Support/Floating         February 2037        June 2013
                                                           Pass-Through Rate
A-3.....................      $261,403,000   Senior/Super Senior/Floating Pass-Through Rate    February 2037        June 2013
A-4.....................      $41,390,000      Senior/Support/Floating Pass-Through Rate       February 2037        June 2013
A-R.....................            $100                 Senior/REMIC Residual                 February 2037        June 2013
M-1.....................      $12,447,000        Subordinate/Floating Pass-Through Rate        February 2037        June 2013
M-2.....................       $9,731,000        Subordinate/Floating Pass-Through Rate        February 2037        June 2013
M-3.....................       $2,716,000        Subordinate/Floating Pass-Through Rate        February 2037        June 2013
M-4.....................       $1,810,000        Subordinate/Floating Pass-Through Rate        February 2037        June 2013
M-5.....................       $1,810,000        Subordinate/Floating Pass-Through Rate        February 2037        June 2013
M-6.....................       $1,810,000        Subordinate/Floating Pass-Through Rate        February 2037      February 2013
Non-Offered Certificates (3)
M-7.....................       $2,263,000        Subordinate/Floating Pass-Through Rate        February 2037       August 2012
P-1.....................          $100                            N/A                               N/A                N/A
P-2.....................          $100                            N/A                               N/A                N/A
C.......................          N/A                             N/A                               N/A                N/A


                               Initial
                             Rating S&P/
           Class             Moody's (2)
---------------------------  -----------
Offered Certificates
A-1.....................       AAA/Aaa
A-2.....................       AAA/Aaa

A-3.....................       AAA/Aaa
A-4.....................       AAA/Aaa
A-R.....................       AAA/NR
M-1.....................       AA/Aa2
M-2.....................        A+/A2
M-3.....................        A/A3
M-4.....................       A-/Baa1
M-5.....................       A-/Baa2
M-6.....................      BBB/Baa3
Non-Offered Certificates (3)
M-7.....................
P-1.....................
P-2.....................
C.......................

 -------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P") and Moody's Investors Service ("Moody's"). These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class M-7 Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The Class P-1 and Class P-2 Certificates will be entitled to any prepayment charges collected on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                       Pass-Through Rate
                                           Before and       Pass-Through Rate
                        Initial           Including              After the                                       Interest
                     Pass-Through        the Optional             Optional                                       Accrual
      Class            Rate (1)      Termination Date (2)   Termination Date (3)   Interest Accrual Period      Convention
-------------------- ------------    --------------------   --------------------   -----------------------    --------------
Offered Certificates
A-1...............      5.5200%        LIBOR + 0.170%(4)     LIBOR + 0.340%(4)               (5)              Actual/360 (6)
A-2...............      5.5500%        LIBOR + 0.200%(4)     LIBOR + 0.400%(4)               (5)              Actual/360 (6)
A-3...............      5.5300%        LIBOR + 0.180%(4)     LIBOR + 0.360%(4)               (5)              Actual/360 (6)
A-4...............      5.6000%        LIBOR + 0.250%(4)     LIBOR + 0.500%(4)               (5)              Actual/360 (6)
A-R...............      6.7697%               (7)                   (7)                      (8)                30/360 (9)
M-1...............      5.6700%        LIBOR + 0.320%(4)     LIBOR + 0.480%(4)               (5)              Actual/360 (6)
M-2...............      5.7800%        LIBOR + 0.430%(4)     LIBOR + 0.645%(4)               (5)              Actual/360 (6)
M-3...............      5.8200%        LIBOR + 0.470%(4)     LIBOR + 0.705%(4)               (5)              Actual/360 (6)
M-4...............      6.3000%        LIBOR + 0.950%(4)     LIBOR + 1.425%(4)               (5)              Actual/360 (6)
M-5...............      7.0000%        LIBOR + 1.650%(4)     LIBOR + 2.475%(4)               (5)              Actual/360 (6)
M-6...............      7.3500%        LIBOR + 2.000%(4)     LIBOR + 3.000%(4)               (5)              Actual/360 (6)
Non-Offered
Certificates
M-7...............      7.3500%        LIBOR + 2.000%(4)     LIBOR + 3.000%(4)               (5)              Actual/360 (6)
P-1...............       N/A                  (10)                  (10)                     N/A                   N/A
P-2...............       N/A                  (10)                  (10)                     N/A                   N/A
C.................       N/A                  N/A                   N/A                      N/A                   N/A

 -------------
(1)   Reflects the expected pass-through rate as of the closing date.

(2) Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans.

(3) Reflects the pass-through rate calculation if the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date.

(4) The pass-through rate on this class of certificates adjusts monthly based on the level of one-month LIBOR, subject to the net rate cap and a maximum rate of 11.00%. LIBOR for the related interest accrual period.

(5) The interest accrual period for any distribution date will be the period commencing on the distribution date in the month before the month in which that distribution date occurs (or the closing date, in the case of the interest accrual period relating to the first distribution date) and ending on the day preceding that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(7) The pass-through rate for this class of certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate.

(8) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(9) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(10) The Class P-1, Class P-2 and Class C Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

    Designation                    Class of Certificates
-------------------   ----------------------------------------------
Senior Certificates:  Class A-1, Class A-2, Class A-3, Class A-4 and
                      Class A-R Certificates

    Super Senior      Class A-1, Class A-2 and Class A-3 Certificates
    Certificates:

      Support         Class A-2 and Class A-4 Certificates
    Certificates:

    Subordinated      Class M-1, Class M-2, Class M-3, Class M-4,
    Certificates:     Class M-5, Class M-6 and Class M-7 Certificates

LIBOR Certificates:   Class A-1, Class A-2, Class A-3 and Class A-4
                      Certificates and Subordinated Certificates

      Offered         Senior and Subordinated Certificates (other
    Certificates:     than the Class M-7 Certificates)

    Non-offered       Class M-7, Class P-1, Class P-2 and Class C
    Certificates:     Certificates

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates.

The Class P-1 Certificates will be entitled to receive hard prepayment charges, and the Class P-2 Certificates will be entitled to receive soft prepayment charges, in each case paid by borrowers upon certain full or partial prepayment of the mortgage loans. These amounts will not be available for distribution to other classes of certificates.

The Class M-7, Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus.

Record Date

The business day immediately preceding a distribution date in the case of the LIBOR certificates or, in the case of the Class A-R Certificates or if the LIBOR certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Denominations

LIBOR  Certificates:
$25,000 and multiples of $1 in excess thereof.
Class A-R Certificates:
$100.

Registration of Certificates

LIBOR Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the LIBOR certificates will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for January 25, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page S-10.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carry forward amount and any net rate carryover for that class.

Interest will accrue for each interest accrual period related to a distribution date on each class of interest-bearing certificates at the least of (1) the applicable annual rate as described in the table on page S-10 for that class of certificates, (2) the net rate cap for that distribution date and (3) 11.00% per annum rate. The net rate cap is a limitation generally based on the weighted average mortgage rates of the mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool principal balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the prepayment, loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be based on the "interest remittance amount." The interest remittance amount for any distribution date will generally consist of the following amounts (after the fees and expenses described under that heading are subtracted) in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

      o the interest portion of the monthly payments on the mortgage loans less the expense fees;

      o interest collected in connection with prepayments of the mortgage loans;

      o     interest amounts advanced by the servicer;

      o any compensating interest paid by the servicer related to prepayments of the mortgage loans; and

      o liquidation proceeds of the mortgage loans (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

      o     the principal portion of the monthly payment on the mortgage loans;

      o     principal advances by the servicer;

      o     prepayments on the mortgage loans;

      o the stated principal balance of any mortgage loans repurchased or purchased by the seller or the servicer, as applicable;

      o the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

      o     subsequent recoveries with respect to the mortgage loans;

      o liquidation proceeds of the mortgage loans (to the extent allocable to principal); and

      o excess cashflow (to the extent available) to maintain the overcollateralization target amount as described under "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

      o the servicing fee and additional servicing compensation due to the servicer;

      o     the trustee fee due to the trustee;

      o     any lender paid mortgage insurance premiums;

      o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

      o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates); and

      o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans.

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Interest Distributions

In general, on any distribution date, the interest remittance amount will be distributed as follows:

      1. concurrently, to each class of senior certificates, pro rata, based on the related interest distribution amount, the interest distribution amount for each such class;

      2. concurrently, to each class of senior certificates, pro rata, based on the related interest carry forward amount, the interest carry forward amount for each such class;

      3. sequentially, in the order of their numerical class designations, to each class of subordinated certificates, the related interest distribution amount and the related interest carryforward amount for that class and distribution date; and

      4. as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Cashflow" below.

Priority of Principal Distributions

General

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

      o whether a distribution date occurs before or on or after the "stepdown date," which is the earlier of

            o the distribution date after the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

            o the later of (1) the distribution date in January 2010 and (2) the first distribution date on which the senior enhancement percentage equals or exceeds the applicable percentage specified in this free writing prospectus;

      o whether cumulative losses on the mortgage loans are higher than certain levels specified in this free writing prospectus (a "cumulative loss trigger event"); and

      o whether the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this free writing prospectus (a "delinquency trigger event").

A "trigger event" will be in effect on any distribution date if either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Distributions of principal to the classes of offered certificates are based on the "principal distribution amount," which for any distribution date generally is the amount of principal collected or advanced by the servicer on the mortgage loans during the related period, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus certain costs reimbursable to the trustee or the servicer.

Effect of the Stepdown Date If a Trigger Event is Not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following priority:

            (i) to the Class A-R Certificates until its class certificate balance is reduced to zero;

            (ii) concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

            (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

            (iv) as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

            (i) the senior principal distribution amount concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

            (ii) sequentially, in the order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class until their respective class certificate balances are reduced to zero; and

            (iii) as part of the excess cashflow.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity and the supplemental interest trust. The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that the modification is in lieu of a refinancing. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess cashflow, overcollateralization, subordination, and the loss allocation features.

Overcollateralization

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the certificates by approximately $6,110,016, which represents approximately 1.35% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount is referred to as "overcollateralization" and is approximately equal to the initial level required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Cashflow

The mortgage loans are expected to generate more interest than is needed to distribute interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and the related lender paid mortgage insurance premium rate where applicable. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to distribute interest on the certificates and pay the issuing entity expenses, will be used to reduce the aggregate class certificate balance of the certificates in order to maintain or restore the required level of overcollateralization.

Application of Excess Cashflow

      The amount of any excess cashflow will be applied in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

      Any excess cashflow will be distributed on each distribution date in the following priority:

1. to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to maintain or restore the required level of overcollateralization;

2. concurrently, to (x) the Class A-1 and Class A-2 Certificates and (y) the Class A-3 Certificates, pro rata, based on the aggregate unpaid realized loss amount for the Class A-1 and Class A-2 Certificates, the unpaid realized loss amount for each such class and based on the unpaid realized loss amount for the Class A-3 Certificates, the unpaid realized loss Amount for such class; with amounts allocated pursuant to clause (x) to be allocated sequentially first to the Class A-1 Certificates and second to the Class A-2 Certificates;

3. sequentially, to the Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the unpaid realized loss amount for each such class;

4. concurrently, to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover to the extent needed to pay any unpaid net rate carryover for each such class, after application of payments under the corridor contract;

5. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, to pay any net rate carryover for each such class, after application of payments under the corridor contract; and

6. to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates, the Class M-1 Certificates will have the highest distribution priority.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess interest and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans are allocated to the senior certificates.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated certificates will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will be allocated first to the Class A-4 Certificates until its class certificate balance is reduced to zero and second, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, to the Class A-1 and Class A-2 Certificates on the one hand, based on the aggregate class certificate balance of the Class A-1 and Class A-2 Certificates, and to the Class A-3 Certificates on the other hand, based on its class certificate balance, in each case until the respective class certificate balances are reduced to zero; provided, however, that any realized losses allocated to the Class A-1 and Class A-2 Certificates will be allocated sequentially, to the Class A-2 and Class A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero.

The Corridor Contract

Deutsche Bank National Trust Company, as supplemental interest trustee on behalf of the supplemental interest trust, will enter into an interest rate corridor contract for the benefit of the LIBOR Certificates.

Beginning on the distribution date in January 2007 through the distribution date in December 2013, the corridor counterparty will be required to make monthly payments to the supplemental interest trustee, if one-month LIBOR for the related distribution date exceeds the corridor contract strike rate for that distribution date, subject to a maximum rate of 9.77873%. Payments made under the corridor contract will be made to the supplemental interest trustee during the period of time the corridor contract is in effect.

The amounts allocated to the supplemental interest trustee, on behalf of the supplemental interest trust, in respect of the corridor contract will be available as described in this free writing prospectus, to cover net rate carryover on the LIBOR Certificates resulting from the application of the net rate cap to the related pass-through rate.

Any amounts received in respect of the corridor contract and allocated to the supplemental interest trust for a distribution date that are not used on that date to cover net rate carryover amounts on the LIBOR Certificates will be distributed to Credit Suisse Securities (USA) LLC as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The rights of the LIBOR certificates to receive certain payments from the issuing entity and the supplemental interest trust will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

The corridor contract, the supplemental interest trust, the supplemental interest reserve fund and the carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                                     Mortgage Loans

                                        Mortgage Rates for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Range of                      Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Mortgage Rates (%)              Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
4.001 - 4.500.............          1     $    281,592.00       0.06%    $281,592.00     4.375%      693         80.00%
4.501 - 5.000.............         10        3,598,707.86       0.80      359,870.79     4.941       703         75.42
5.001 - 5.500.............         10        3,290,648.28       0.73      329,064.83     5.414       730         77.50
5.501 - 6.000.............         31       13,238,747.85       2.93      427,056.38     5.884       704         70.54
6.001 - 6.500.............        131       50,832,375.95      11.23      388,033.40     6.428       699         75.30
6.501 - 7.000.............        405      142,259,292.65      31.43      351,257.51     6.840       691         76.58
7.001 - 7.500.............        392      118,952,469.50      26.28      303,450.18     7.305       682         78.74
7.501 - 8.000.............        270       79,899,011.28      17.65      295,922.26     7.796       684         79.81
8.001 - 8.500.............        122       30,114,100.70       6.65      246,836.89     8.271       694         79.40
8.501 - 9.000.............         37        6,916,493.46       1.53      186,932.26     8.740       689         83.80
9.001 - 9.500.............          4        1,552,157.89       0.34      388,039.47     9.385       690         84.08
9.501 - 10.000............          6        1,411,969.53       0.31      235,328.26     9.772       674         92.31
10.001 - 10.500...........          2          253,450.00       0.06      126,725.00    10.317       675         91.34
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========


------------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average
Mortgage Rate of the Mortgage Loans was approximately 7.174% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.152%.


                                  Current Principal Balances for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Current Mortgage Loan         Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Principal Balances ($)          Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
0.01 - 50,000.00..........          6     $    214,299.50       0.05%    $ 35,716.58     8.173%      708         56.20%
50,000.01 - 100,000.00....         63        5,203,730.98       1.15       82,598.90     7.717       698         77.30
100,000.01 - 150,000.00...        188       23,797,554.97       5.26      126,582.74     7.572       690         79.29
150,000.01 - 200,000.00...        217       38,112,806.45       8.42      175,635.05     7.450       687         77.83
200,000.01 - 250,000.00...        156       35,044,274.84       7.74      224,642.79     7.261       681         78.30
250,000.01 - 300,000.00...        160       44,021,049.61       9.73      275,131.56     7.192       681         78.29
300,000.01 - 350,000.00...        124       40,024,308.79       8.84      322,776.68     7.023       681         78.82
350,000.01 - 400,000.00...         74       27,770,890.83       6.14      375,282.31     7.045       691         79.20
400,000.01 - 450,000.00...        106       45,222,646.45       9.99      426,628.74     7.150       681         78.36
450,000.01 - 500,000.00...        110       52,273,057.43      11.55      475,209.61     7.182       686         79.67
500,000.01 - 550,000.00...         73       38,479,897.77       8.50      527,121.89     6.958       702         78.23
550,000.01 - 600,000.00...         45       25,803,295.85       5.70      573,406.57     6.893       690         77.31
600,000.01 - 650,000.00...         35       22,194,342.56       4.90      634,124.07     7.078       683         76.23
650,000.01 - 700,000.00...         12        8,168,186.00       1.80      680,682.17     7.111       689         77.10
700,000.01 - 750,000.00...         16       11,708,014.92       2.59      731,750.93     7.352       730         75.14
750,000.01 - 800,000.00...          7        5,511,250.00       1.22      787,321.43     7.234       711         70.69
800,000.01 - 850,000.00...          6        4,966,284.93       1.10      827,714.16     7.205       721         74.32
850,000.01 - 900,000.00...          6        5,205,830.00       1.15      867,638.33     7.018       707         72.78
900,000.01 - 950,000.00...          4        3,748,332.55       0.83      937,083.14     7.149       746         73.17
950,000.01 - 1,000,000.00.         10        9,816,250.00       2.17      981,625.00     7.195       692         73.91
1,250,000.01 - 1,500,000.00         1        1,320,000.00       0.29    1,320,000.00     6.500       721         80.00
1,750,000.01 - 2,000,000.00         2        3,994,712.52       0.88    1,997,356.26     7.311       695         57.98
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========

------------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $318,508.81.


                                       17

                                 Original Loan-to-Value Ratios for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Original Loan-To-Value        Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Ratios (%)                      Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
10.01 - 20.00.............          1     $     45,863.04       0.01%    $ 45,863.04     7.375%      734         17.36%
20.01 - 30.00.............          7        1,015,374.95       0.22      145,053.56     6.751       686         26.63
30.01 - 40.00.............          9        1,658,752.88       0.37      184,305.88     6.780       686         37.30
40.01 - 50.00.............         15        3,741,210.82       0.83      249,414.05     6.721       663         45.83
50.01 - 60.00.............         30       14,105,146.65       3.12      470,171.56     6.676       686         56.23
60.01 - 70.00.............         89       34,271,269.00       7.57      385,070.44     6.878       683         66.92
70.01 - 80.00.............      1,145      368,361,296.81      81.39      321,712.92     7.184       689         79.30
80.01 - 90.00.............         83       20,708,762.61       4.58      249,503.16     7.576       708         87.86
90.01 - 100.00............         42        8,693,340.19       1.92      206,984.29     8.097       705         94.60
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 77.78%.


                                 Original Term To Stated Maturity for the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Original Term to Stated       Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Maturity (months)               Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
360.......................      1,421     $452,601,016.95     100.00%    $318,508.81     7.174%      689         77.78%
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========



                              Remaining Terms to Stated Maturity for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Remaining Terms to Stated     Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Maturity (months)               Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
335.......................          1     $    330,000.00       0.07%   $ 330,000.00     6.500%      765         69.47%
341.......................          1              671.34       0.00          671.34     6.750       664         80.00
348.......................          1          252,795.25       0.06      252,795.25     7.125       708         80.00
349.......................          1          839,999.93       0.19      839,999.93     6.950       650         70.00
350.......................          2          337,124.66       0.07      168,562.33     6.325       732         87.52
351.......................          1          270,749.38       0.06      270,749.38     8.500       645         95.00
352.......................          4          843,150.00       0.19      210,787.50     8.184       629         79.13
353.......................         11        2,561,232.13       0.57      232,839.28     7.616       698         78.72
354.......................         12        3,228,873.10       0.71      269,072.76     8.027       716         82.53
355.......................         10        2,836,158.88       0.63      283,615.89     8.573       685         77.42
356.......................         49       17,856,665.25       3.95      364,421.74     7.694       694         74.98
357.......................         80       21,835,730.14       4.82      272,946.63     7.608       686         77.67
358.......................        266       65,874,509.30      14.55      247,648.53     7.271       691         79.48
359.......................        479      141,189,453.19      31.20      294,758.77     7.185       689         77.74
360.......................        503      194,343,904.40      42.94      386,369.59     6.994       688         77.41
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========

------------
(1) As of the Cut-off Date, the weighted average remaining term to stated
maturity of the Mortgage Loans was approximately 359 months.


                                       18


                       Geographic Distribution of the Mortgaged Properties for the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
                              Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Geographic Area                 Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
Alabama...................          4     $    935,846.51       0.21%    $233,961.63     6.829%      729         79.75%
Arizona...................         60       14,831,591.20       3.28      247,193.19     7.452       695         76.77
Arkansas..................          1          122,400.00       0.03      122,400.00     8.250       636         90.00
California................        442      185,319,975.13      40.95      419,275.96     6.907       691         76.54
Colorado..................         28        7,116,623.33       1.57      254,165.12     7.633       688         78.93
Connecticut...............          8        2,532,514.49       0.56      316,564.31     7.283       707         79.51
Delaware..................          2          662,900.00       0.15      331,450.00     8.088       684         81.13
District of Columbia......          2          263,200.00       0.06      131,600.00     7.090       692         72.14
Florida...................        172       47,812,032.82      10.56      277,976.94     7.474       690         78.53
Georgia...................         64       11,722,953.75       2.59      183,171.15     7.500       678         79.50
Hawaii....................          7        3,406,172.36       0.75      486,596.05     7.155       685         81.41
Idaho.....................          6        1,860,341.74       0.41      310,056.96     6.836       743         80.87
Illinois..................         46       11,873,293.14       2.62      258,115.07     7.414       670         78.79
Indiana...................          5          999,900.80       0.22      199,980.16     7.603       724         80.00
Kansas....................          3          418,695.59       0.09      139,565.20     6.720       707         81.55
Kentucky..................          2          282,846.40       0.06      141,423.20     6.661       749         84.22
Louisiana.................          1          179,289.27       0.04      179,289.27     7.625       736         95.00
Maine.....................          2          253,213.34       0.06      126,606.67     8.500       766         80.00
Maryland..................         63       21,143,508.87       4.67      335,611.25     7.257       689         78.85
Massachusetts.............         34       10,344,559.95       2.29      304,251.76     7.484       679         77.07
Michigan..................         26        4,915,555.61       1.09      189,059.83     7.160       685         77.95
Minnesota.................         17        3,720,586.64       0.82      218,858.04     7.306       682         78.27
Mississippi...............          2          361,047.77       0.08      180,523.89     7.385       675         80.00
Missouri..................         15        1,888,172.62       0.42      125,878.17     7.840       666         77.99
Nebraska..................          1           99,500.00       0.02       99,500.00     7.250       625         79.60
Nevada....................         51       16,338,111.26       3.61      320,355.12     7.239       689         80.05
New Hampshire.............          5        1,612,671.42       0.36      322,534.28     7.394       724         77.67
New Jersey................         36       13,746,758.49       3.04      381,854.40     7.418       672         79.19
New Mexico................          2          281,361.41       0.06      140,680.71     7.557       669         84.98
New York..................         45       18,914,871.14       4.18      420,330.47     7.210       691         77.01
North Carolina............         28        5,579,827.90       1.23      199,279.57     7.695       701         80.52
Ohio......................         32        4,511,041.74       1.00      140,970.05     7.639       699         82.80
Oklahoma..................          1          104,000.00       0.02      104,000.00     6.625       634         80.00
Oregon....................         11        2,566,102.00       0.57      233,282.00     6.898       677         76.98
Pennsylvania..............         12        2,189,210.35       0.48      182,434.20     7.432       712         80.43
Rhode Island..............          1          215,296.33       0.05      215,296.33     7.500       635         80.00
South Carolina............         15        4,626,395.64       1.02      308,426.38     7.563       712         70.46
Tennessee.................         10        1,519,488.44       0.34      151,948.84     7.731       683         79.27
Texas.....................         28        5,545,418.02       1.23      198,050.64     7.464       689         77.22
Utah......................         11        3,023,816.47       0.67      274,892.41     7.182       694         78.45
Vermont...................          1          199,791.67       0.04      199,791.67     7.750       625         64.52
Virginia..................         86       28,134,073.65       6.22      327,140.39     7.207       684         79.33
Washington................         27        8,711,447.29       1.92      322,646.20     6.903       689         80.00
West Virginia.............          1          300,800.00       0.07      300,800.00     7.500       662         80.00
Wisconsin.................          5        1,413,812.40       0.31      282,762.48     7.426       758         75.96
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========

                                       19

                                    Mortgagors' FICO Scores for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Range of FICO                 Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Credit Scores                   Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
Not available.............         10     $  3,175,437.75       0.70%    $317,543.78     7.779%      N/A         80.00%
620.......................         13        3,117,656.61       0.69      239,819.74     7.399       620         71.41
621 - 640.................        153       48,281,554.36      10.67      315,565.71     7.291       631         76.50
641 - 660.................        289       79,521,044.03      17.57      275,159.32     7.295       651         78.14
661 - 680.................        287       93,879,171.23      20.74      327,105.13     7.154       670         77.37
681 - 700.................        189       67,605,904.16      14.94      357,703.20     7.080       691         77.70
701 - 720.................        169       54,893,426.01      12.13      324,813.17     7.214       709         77.11
721 - 740.................        108       34,359,553.38       7.59      318,144.01     7.117       730         79.34
741 - 760.................         85       28,901,019.61       6.39      340,012.00     7.010       751         79.28
761 - 780.................         64       21,911,737.20       4.84      342,370.89     7.004       770         78.41
781 - 800.................         40       12,239,879.26       2.70      305,996.98     7.119       791         78.93
801 - 820.................         14        4,714,633.35       1.04      336,759.53     7.012       806         77.84
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the
Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 689.



                                  Types of Mortgaged Properties for the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
                              Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Property Type                   Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
Two- to Four-Family                90     $ 34,283,667.80       7.57%    $380,929.64     7.406%      704         76.76%
  Residence...............
High Rise Condominium.....         23       10,213,458.71       2.26      444,063.42     7.222       692         74.67
Low Rise Condominium......        119       28,497,579.28       6.30      239,475.46     7.358       690         78.63
Planned Unit Development          341      110,568,387.32      24.43      324,247.47     7.161       690         78.38
  (PUD)...................
Single Family Residence...        826      262,547,103.46      58.01      317,853.64     7.126       687         77.61
Cooperative...............          1          175,000.00       0.04      175,000.00     7.000       708         68.63
Townhouse.................         21        6,315,820.38       1.40      300,753.35     7.230       686         80.90
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========


                                             Purposes of the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
                              Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Loan Purpose                    Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
Purchase.................         934     $281,239,825.54      62.14%    $301,113.30     7.239%      693         79.88%
Refinance (Cash Out).....         356      128,680,105.55      28.43      361,460.97     7.098       682         73.39
Refinance (Rate/Term)....         131       42,681,085.86       9.43      325,809.82     6.974       687         77.16
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========


                                       20

                                        Occupancy Types for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
                              Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Occupancy Type                  Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
Investment...............         193     $ 52,287,205.48      11.55%    $270,918.16     7.609%      711         75.10%
Primary Home.............       1,160      379,840,326.64      83.92      327,448.56     7.096       685         78.08
Secondary Home...........          68       20,473,484.83       4.52      301,080.66     7.511       716         78.93
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========

------------
(1) Based upon representations of the related mortgagors at the time of origination.


                                       Loan Documentation Type for the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Type of Documentation         Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Program                         Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
Full/Alternate............        188     $ 50,334,170.11      11.12%    $ 267,734.95     7.178%      679         79.48%
FastForward...............          5        3,139,023.00       0.69       627,804.60     6.379       766         76.44
Stated Income.............        728      235,934,188.99      52.13       324,085.42     7.134       687         78.39
No Ratio..................        263       98,739,923.08      21.82       375,436.97     7.159       696         77.52
No Income/ No Asset.......        121       32,692,958.80       7.22       270,189.74     7.404       686         76.04
No Doc....................        116       31,760,752.97       7.02       273,799.59     7.354       697         73.25
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========


                                      Ranges of Loan Age for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Range of                      Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Loan Ages (months)              Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
0 ........................        503     $194,343,904.40      42.94%    $386,369.59     6.994%       688         77.41%
1-5.......................        884      249,592,516.76      55.15      282,344.48     7.297        690         77.99
6-10......................         30        7,241,129.27       1.60      241,370.98     7.838        701         81.48
11-15.....................          2        1,092,795.18       0.24      546,397.59     6.990        663         72.31
16-25.....................          2          330,671.34       0.07      165,335.67     6.501        765         69.50
                              ---------   ---------------  -----------
 Total....................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========
------------

(1) As of the Cut-off Date, the weighted average loan age of the Mortgage
    Loans was approximately 1 month.


                                       21

                                          Loan Programs for the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
                              Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Loan Program                    Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
6 Month LIBOR Interest Only         2     $    541,500.00       0.12%    $270,750.00     6.598%      711         70.34%
3/1 LIBOR.................         14        2,573,310.51       0.57      183,807.89     7.293       676         80.22
3/1 LIBOR 40/30 Balloon...          6        1,805,743.90       0.40      300,957.32     6.725       679         76.35
3/1 LIBOR Interest Only...         59       21,525,200.33       4.76      364,833.90     6.382       711         75.39
3/1 CMT Interest Only.....          1          305,300.00       0.07      305,300.00     5.500       757         78.28
3/6 LIBOR.................         24        5,445,449.74       1.20      226,893.74     6.839       697         73.21
3/6 LIBOR 40/30  Balloon..          1          299,717.83       0.07      299,717.83     6.250       701         80.00
3/6 LIBOR Interest Only...         42       13,700,604.89       3.03      326,204.88     6.569       695         74.81
5/1 LIBOR.................        106       26,128,229.68       5.77      246,492.73     7.408       681         78.13
5/1 LIBOR 40/30 Balloon...         50       13,047,182.93       2.88      260,943.66     7.229       678         80.61
5/1 LIBOR Interest Only...        659      237,281,368.98      52.43      360,062.78     7.096       686         78.12
5/1 CMT Interest Only.....          2          396,613.23       0.09      198,306.62     6.853       710         78.76
5/6 LIBOR.................         65       12,762,318.44       2.82      196,343.36     7.652       697         76.74
5/6 LIBOR 40/30  Balloon..          5          640,508.97       0.14      128,101.79     8.166       700         79.64
5/6 LIBOR Interest Only...        256       73,556,242.11      16.25      287,329.07     7.556       696         78.36
7/1 LIBOR.................         11        2,503,281.97       0.55      227,571.09     7.220       674         79.00
7/1 LIBOR  40/30 Balloon..          3          634,147.97       0.14      211,382.66     6.852       692         80.00
7/1 LIBOR Interest Only...         73       27,136,470.15       6.00      371,732.47     7.185       693         77.26
7/6 LIBOR.................          7        2,827,125.14       0.62      403,875.02     8.164       694         63.86
7/6 LIBOR Interest Only...         35        9,490,700.18       2.10      271,162.86     7.449       685         78.38
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========


                                   Original Interest Only Terms of the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Original Interest Only        Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Term (Months)                   Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
0.......................          292     $ 68,667,017.08      15.17%    $ 235,161.02    7.373%       685         77.47%
36......................           10        4,051,186.19       0.90       405,118.62    6.188        725         74.35
60......................           35       12,246,967.23       2.71       349,913.35    6.839        687         75.81
84......................            6        1,554,772.99       0.34       259,128.83    7.338        688         81.69
120.....................        1,078      366,081,073.46      80.88       339,592.83    7.158        690         77.92
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========


                                 Prepayment Charge Terms and Types of the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Prepayment Charge             Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Term and Type (months)          Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
0 ........................        557     $176,660,587.14      39.03%    $317,164.43     7.311%      691         77.65%
12-Hard...................        231       84,988,887.97      18.78      367,917.26     7.088       689         77.48
12-Soft...................          3          869,068.94       0.19      289,689.65     7.360       746         78.68
24-Hard...................        100       30,591,786.20       6.76      305,917.86     6.962       684         78.93
24-Soft...................          5          895,621.98       0.20      179,124.40     7.657       730         85.80
36-Hard...................        391      123,559,784.39      27.30      316,009.68     7.030       685         78.52
36-Soft...................        134       35,035,280.33       7.74      261,457.32     7.364       698         75.28
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========


                                       22

                                         Gross Margins for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
                              Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Range of Gross Margins (%)      Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
1.000 - 1.499.............          1     $    211,500.00       0.05%    $211,500.00     6.750%      627         71.69%
2.000 - 2.499.............        403      100,636,390.78      22.24      249,718.09     7.403       695         77.40
2.500 - 2.999.............        654      252,264,707.33      55.74      385,725.85     7.020       695         76.49
3.000 - 3.499.............        235       67,879,267.45      15.00      288,847.95     7.189       664         80.27
3.500 - 3.999.............         80       19,446,580.55       4.30      243,082.26     7.618       686         85.51
4.000 - 4.499.............         24        5,619,084.32       1.24      234,128.51     8.037       675         87.12
4.500 - 4.999.............          8        1,635,740.00       0.36      204,467.50     7.568       660         78.95
5.000 - 5.499.............         14        3,691,746.59       0.82      263,696.19     7.503       687         76.82
6.500 - 6.999.............          2        1,215,999.93       0.27      607,999.97     6.850       672         73.09
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========
------------

(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.792%.


                                Months To Initial Adjustment Date for the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Range of Number of Months     Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
to Initial Adjustment Date      Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
1 - 10....................          2     $    541,500.00       0.12%    $270,750.00     6.598%      711         70.34%
11 - 20...................          1              671.34       0.00          671.34     6.750       664         80.00
21 - 30...................          7        1,975,459.85       0.44      282,208.55     6.673       678         74.90
31 - 40...................        139       43,679,196.01       9.65      314,238.82     6.545       702         75.33
41 - 50...................          1          252,795.25       0.06      252,795.25     7.125       708         80.00
51 - 60...................      1,110      352,027,519.09      77.78      317,141.91     7.246       688         78.26
61 - 70...................         32       11,532,150.00       2.55      360,379.69     6.986       684         76.77
71 - 80...................         11        4,349,794.15       0.96      395,435.83     7.884       693         69.64
81 - 90...................        118       38,241,931.26       8.45      324,084.16     7.240       690         77.57
                              ---------   ---------------  -----------
  Total...................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========


                                    Maximum Mortgage Rates for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Range of Maximum Mortgage     Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Rate (%)                        Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
9.000 - 9.499.............          1     $    320,000.00       0.07%    $320,000.00     6.000%      662         55.65%
9.500 - 9.999.............          2          685,697.98       0.15      342,848.99     4.813       702         80.00
10.000 - 10.499...........          7        1,986,176.16       0.44      283,739.45     5.043       697         80.00
10.500 - 10.999...........         12        4,134,876.98       0.91      344,573.08     5.636       688         75.92
11.000 - 11.499...........         31       10,605,965.21       2.34      342,127.91     6.074       705         77.39
11.500 - 11.999...........        345      135,515,180.53      29.94      392,797.62     6.679       693         75.88
12.000 - 12.499...........        369      118,348,206.48      26.15      320,726.85     7.084       686         77.88
12.500 - 12.999...........        357      102,510,418.99      22.65      287,144.03     7.502       683         78.90
13.000 - 13.499...........        170       46,754,226.96      10.33      275,024.86     7.864       692         79.06
13.500 - 13.999...........         83       19,218,246.86       4.25      231,545.14     8.126       684         80.28
14.000 - 14.499...........         21        6,452,233.89       1.43      307,249.23     8.249       713         78.31
14.500 - 14.999...........         16        3,925,167.38       0.87      245,322.96     8.801       695         83.33
15.000 - 15.499...........          2          375,439.25       0.08      187,719.63    10.041       712         95.00
15.500 - 15.999...........          4        1,639,130.28       0.36      409,782.57     8.957       703         79.02
16.500 - 16.999...........          1          130,050.00       0.03      130,050.00    10.500       645         87.87
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========
------------

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 12.339%.


                                       23

                                   Initial Periodic Rate Cap for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Initial                       Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Periodic Rate  Cap (%)          Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
2.000.....................         78     $ 24,564,656.20       5.43%    $314,931.49     6.422%      707         75.87%
3.000.....................         50       16,995,981.41       3.76      339,919.63     6.916       694         77.34
4.000.....................          6          924,763.43       0.20      154,127.24     7.401       677         80.00
5.000.....................      1,171      374,222,799.62      82.68      319,575.41     7.229       687         78.24
5.250.....................          1          211,500.00       0.05      211,500.00     6.750       627         71.69
6.000.....................        114       35,351,316.29       7.81      310,099.27     7.236       699         74.48
9.000.....................          1          330,000.00       0.07      330,000.00     6.500       765         69.47
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========
------------

(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 4.841%.


                                 Subsequent Periodic Rate Cap for the Mortgage Loans(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
Ranges of Subsequent          Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Periodic Rate  Cap (%)          Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
1.000.....................        312     $ 80,061,647.76      17.69%    $256,607.85     7.580%      693         78.20%
2.000.....................      1,106      371,621,869.19      82.11      336,005.31     7.087       688         77.69
5.000.....................          1          376,000.00       0.08      376,000.00     7.500       699         80.00
5.250.....................          1          211,500.00       0.05      211,500.00     6.750       627         71.69
9.000.....................          1          330,000.00       0.07      330,000.00     6.500       765         69.47
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========
------------

(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.832%.


                                                   Origination Channel
----------------------------------------------------------------------------------------------------------------------------
                                                            Percent of                            Weighted
                                             Aggregate      Aggregate      Average    Weighted    Average       Weighted
                              Number of      Principal      Principal      Current    Average      FICO          Average
                              Mortgage        Balance        Balance      Principal   Mortgage    Credit      Loan-to-Value
Origination Channels            Loans       Outstanding    Outstanding     Balance      Rate       Score          Ratio
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
Conduit...................        551     $149,655,358.67      33.07%    $271,606.82     7.316%      696         77.16%
Correspondent.............        303      111,304,968.56      24.59      367,343.13     7.140       684         77.58
Consumer Direct...........         39       13,250,746.43       2.93      339,762.73     7.123       678         75.80
Mortgage Professionals....        528      178,389,943.29      39.41      337,859.74     7.079       687         78.56
                              ---------   ---------------  -----------
    Total.................      1,421     $452,601,016.95     100.00%
                              =========   ===============  ===========

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates will represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. The LIBOR Certificates also will represent the right to receive certain payment from the supplemental interest trust in respect of the Corridor Contract.

      The Mortgage Pass-Through Certificates, Series 2006-AR41 will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class P-1, Class P-2 and Class C Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class M-7, Class P-1, Class P-2 and Class C Certificates (all of which are together referred to as the "private certificates") are not offered by this free writing prospectus.

      When describing the Offered Certificates in this free writing prospectus, we use the following terms:

             Designation                                      Classes of Certificates
     -------------------------         ---------------------------------------------------------------------
        Senior Certificates            Class A-1, Class A-2, Class A-3, Class A-4 and Class A-R Certificates

     Subordinated Certificates          Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and
                                                               Class M-7 Certificates

         LIBOR Certificates             Senior Certificates (other than the Class A-R Certificates) and the
                                                             Subordinated Certificates

        Offered Certificates               Senior and Subordinated Certificates (other than the Class M-7
                                                                   Certificates)

The certificates are generally referred to as the following types:

              Class                                                           Type
     -----------------------                         ------------------------------------------------------
     Class A-1 Certificates:                            Senior/Super Senior/Floating Pass-Through Rate/
     Class A-2 Certificates:                         Senior/Support/Super Senior/Floating Pass-Through Rate
     Class A-3 Certificates:                             Senior/Super Senior/Floating Pass-Through Rate
     Class A-4 Certificates:                               Senior/Support/Floating Pass-Through Rate
     Class A-R Certificates:                                             REMIC Residual
     Subordinated Certificates:                              Subordinate/Floating Pass-Through Rate
     Class P-1 and Class P-2 Certificates:                             Prepayment Charges
     Class C Certificates:                                                  Residual

      The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus and will not bear interest. The Class P-1 Certificates will be entitled to receive hard prepayment charges and the Class P-2 Certificates will be entitled to receive soft prepayment charges in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the LIBOR Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates.

      The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal and

o in the case of each class of certificates, the amount of Applied Realized Loss Amounts allocated to that class;

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of LIBOR Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

      Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of LIBOR Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any interest accrual period preceding the Distribution Date on which such increase occurs.

Book-Entry Certificates

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

      The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

      The Distribution Account, the Carryover Reserve Fund and the Supplemental Interest Reserve Fund. Funds in the Distribution Account, the Carryover Reserve Fund and the Supplemental Interest Reserve Fund will not be invested.

Fees and Expenses

           The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    Type / Recipient (1)                     Amount                    General Purpose                   Source (2)
-------------------------   ----------------------------------------   ---------------- -------------------------------------------
Fees

Servicing Fee / Servicer    0.375% per annum of the Stated Principal   Compensation     Interest collected with respect to each
                            Balance of each Mortgage Loan (3)                           Mortgage Loan and any Liquidation Proceeds
                                                                                        or Subsequent Recoveries that are allocable
                                                                                        to accrued and unpaid interest (4)

Additional Servicing        o        Prepayment Interest Excess        Compensation     Interest collections with respect to certain
Compensation / Servicer                                                                 Mortgage Loans that prepay in full

                                                                                        Payments made by obligors with respect to
                            o        All late payment fees,            Compensation     the Mortgage Loans
                              assumption fees and other similar
                              charges (excluding prepayment charges)

                            o        All investment income earned on   Compensation     Investment income related to the Certificate
                              amounts on deposit in the Certificate                     Account
                              Account.

                            o        Excess Proceeds (5)               Compensation     Liquidation Proceeds and Subsequent
                                                                                        Recoveries

Trustee Fee / Trustee       0.007% per annum of the Stated Principal   Compensation     Interest Remittance Amount
                            Balance of each Mortgage Loan

Expenses

Insurance expenses /        Expenses incurred by the Servicer          Reimbursement of To the extent the expenses are covered by an
Servicer                                                               Expenses         insurance policy with respect to the
                                                                                        Mortgage Loan

    Type / Recipient (1)        Frequency
-------------------------      -------------
Fees

Servicing Fee / Servicer            Monthly




Additional Servicing           Time to time
Compensation / Servicer


                               Time to Time



                                    Monthly



                               Time to time


Trustee Fee / Trustee               Monthly


Expenses

Insurance expenses /           Time to time
Servicer

    Type / Recipient (1)                     Amount                    General Purpose                   Source (2)
-------------------------   ----------------------------------------   ---------------- -------------------------------------------
Servicing Advances /        To the extent of funds available, the      Reimbursement of With respect to each Mortgage Loan, late
Servicer                    amount of any Servicing Advances.          Expenses         recoveries of the payments of the costs and
                                                                                        expenses, Liquidation Proceeds, Subsequent
                                                                                        Recoveries, purchase proceeds or repurchase
                                                                                        proceeds for that Mortgage Loan (6)

Indemnification expenses /  Amounts for which the seller, the          Indemnification  Amounts on deposit on the Certificate
the Seller, the Servicer    Servicer and the depositor are entitled                     Account on any Distribution Account Deposit
and the Depositor           to indemnification (7)                                      Date, following the transfer to the
                                                                                        Distribution Account

    Type / Recipient (1)     Frequency
-------------------------   -------------
Servicing Advances /        Time to time
Servicer




Indemnification expenses / Time to time the Seller, the Servicer and the Depositor


(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer, the trustee and the depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in January 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

      On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P-1 and Class P-2 Certificates.

      The "Interest Remittance Amount" for any Distribution Date is equal to:

            (a)   the sum, without duplication, of:

                  (1) all interest on the Mortgage Loans due on the related Due
            Date and received on or prior to the related Determination Date, less the Servicing Fees and any lender paid mortgage insurance premiums, if applicable,

                  (2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,

                  (3) all advances relating to interest in respect of the
            Mortgage Loans,

                  (4) amounts paid by the Servicer in respect of Compensating
            Interest, and

                  (5) liquidation proceeds on the Mortgage Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

            minus

            (b) all advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date.

      The "Principal Remittance Amount" for any Distribution Date is equal to:

            (a)   the sum, without duplication, of:

                  (1) the principal collected or advanced on the Mortgage Loans with respect to the related Due Date,

                  (2) prepayments on the Mortgage Loans collected in the related
            Prepayment Period;

                  (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date (other than Mortgage Loans repurchased due to a modification of a Mortgage Loan);

                  (4) any Substitution Adjustment Amounts in respect of Mortgage
            Loans, and

                  (5) all liquidation proceeds in respect of Mortgage Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period;

            minus

            (b) all non-recoverable advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

      "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment in full received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

      General. On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest that has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and any Interest Carry Forward Amount. The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the first possible Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the lesser of the Net Rate Cap and a maximum rate of 11.00% per annum (the "Maximum Rate"). If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions." The Net Rate Carryover on the LIBOR Certificates also may be paid from payments under the Corridor Contract until the Corridor Contract Termination Date.

      Distributions of Interest Funds. On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following priority, until such Interest Funds have been fully distributed:

      1. concurrently, to each class of Senior Certificates, the related Interest Distribution Amount and the unpaid Interest Carry Forward Amount, pro rata based on the Interest Distribution Amount and the Interest Carry Forward Amount for each such class;

      2. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Distribution Amount and the Interest Carry Forward Amount for each such class for that Distribution Date; and

      3. for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization Provisions" below, any such Interest Funds remaining undistributed for that Distribution Date.

      Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

      LIBOR Certificates.

      The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the least of:

      (1) One-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Interest Accrual Period,

      (2) the Net Rate Cap for that Distribution Date, and

      (3) the Maximum Rate.

      The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates                            Pass-Through Margin
---------------------------                            -------------------
                                                      (1)                 (2)
                                                    ------              ------
Class A-1.........................                  0.170%              0.340%
Class A-2.........................                  0.200%              0.400%
Class A-3.........................                  0.180%              0.360%
Class A-4.........................                  0.250%              0.500%
Class M-1.........................                  0.320%              0.480%
Class M-2.........................                  0.430%              0.645%
Class M-3.........................                  0.470%              0.705%
Class M-4.........................                  0.950%              1.425%
Class M-5.........................                  1.650%              2.475%
Class M-6.........................                  2.000%              3.000%
Class M-7.........................                  2.000%              3.000%

----------
(1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

      The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate. The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 6.7917% per annum.

      Definitions Related to Interest Calculations.

      "Adjusted Net Mortgage Rate" with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the related expense fee rate.

      "Current Interest" with respect to each class of LIBOR Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date.

      The "Interest Accrual Period" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on the day preceding the applicable Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. The Interest Accrual Period for the Class A-R Certificates will be the calendar month preceding the month of the Distribution Date. Interest on the Class A-R Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

      "Interest Carry Forward Amount" with respect to each class of LIBOR Certificates and each Distribution Date, is the sum of:

      (i) the excess of:

      (a) Interest Distribution Amount for that class with respect to prior Distribution Dates, over

      (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates; and

      (ii) interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for that class of LIBOR Certificates.

      The "Interest Distribution Amount" for any Distribution Date and each class of LIBOR Certificates is the Current Interest for that class minus the class' share of Net Interest Shortfalls.

      The "Interest Funds" for any Distribution Date are equal to the Interest Remittance Amount minus the Trustee Fee for that Distribution Date.

      The "net prepayment interest shortfall" with respect to any Distribution Date is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date.

      The "Net Rate Cap" for each Distribution Date is the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date.

      The "Net Rate Carryover" for a class of LIBOR Certificates on any Distribution Date is the sum of

      (i) the excess of:

            (a) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap, over

            (b) the amount of interest that class accrued on that Distribution Date based on the Net Rate Cap, and

      (ii) the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

      The "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

      "Weighted Average Adjusted Net Mortgage Rate" for each Distribution Date is the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period.

      With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

      o any net prepayment interest shortfalls for that Distribution Date and

      o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction.

      Distributions of Funds from the Corridor Contract

      Beginning on the Distribution Date in January 2007 and on each Distribution Date thereafter through the Corridor Contract Termination Date, amounts received on the Corridor Contract will be paid to the Supplemental Interest Trustee.

The supplemental interest trustee will then disburse the portion of these amounts that is owed to the LIBOR Certificates to the Distribution Account and then distribute those amounts to pay any Net Rate Carryover to the LIBOR Certificates. Any amounts remaining after this application will be transferred to the Supplemental Interest Trust and then distributed to Credit Suisse Securities (USA) LLC and will not be available for the payment of any Net Rate Carryover on any class of certificates on future Distribution Dates unless the Corridor Contract is subject to early termination, in which case any early termination payment received by the supplemental interest trustee in respect of the Corridor Contract will be deposited by the supplemental interest trustee in the Supplemental Interest Reserve Fund. If Net Rate Carryover is due to the LIBOR Certificates on any Distribution Date, the Supplemental Interest Trustee will distribute an amount from the Supplemental Interest Reserve Fund to the Distribution Account for payment to the trustee to cover any Net Rate Carryover until the Corridor Contract Termination Date. See "Description of the Certificates--The Corridor Contract."

      The Corridor Contract

      The trustee will also act as trustee of the supplemental interest trust (the "supplemental interest trust" and the trustee, in such capacity, the "supplemental interest trustee"), which will enter into an interest rate corridor transaction with Credit Suisse International (the "Corridor Counterparty"), as evidenced by a confirmation between the supplemental interest trustee, on behalf of the supplemental interest trust, and the Corridor Counterparty (the "Corridor Contract"). The LIBOR Certificates will have the benefit of the Corridor Contract. The rights and obligations of the Corridor Counterparty are as set forth in the documentation associated with the corridor contract, including, without limitation, an ISDA Master Agreement (1992-Multicurrency-Cross Border), dated December 28, 2006, the Schedule and the Credit Support Annex thereto (together, with the related ISDA Master Agreement, the "ISDA Master Agreement") and the confirmation thereunder. The Corridor Contract is subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

      With respect to the Corridor Contract and any Distribution Date on or after January 2007 up to and including the Distribution Date in December 2013 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Counterparty) and (B) the Corridor Contract Ceiling Rate, over (y) the Corridor Contract Strike Rate for that Distribution Date, (ii) the Corridor Contract Notional Balance for that Distribution Date and (iii) (x) the number of days in the related Interest Accrual Period divided by (y) 360.

      The Supplemental Interest Trustee will allocate amounts received under the Corridor Contract between Credit Suisse Securities (USA) LLC and the Distribution Account. Amounts allocated to the Distribution Account will equal to the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate, over (y) the Corridor Contract Strike Rate for that Distribution Date, (ii) the lesser of (x) the aggregate Class Certificate Balance of the LIBOR Certificates and (y) the Corridor Contract Notional Balance for that date and (iii) (x) the number of days in the related Interest Accrual Period divided by (y) 360.

      The "Corridor Contract Notional Balance," the "Corridor Contract Strike Rate" and the "Corridor Contract Ceiling Rate" for each Distribution Date and the Corridor Contract are set forth on Schedule 1 to this free writing prospectus.

      The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events, the failure by the Corridor Counterparty (within three business days after notice of such failure is received by the Corridor Counterparty) to make a payment due under the Corridor Contract, the failure by the Corridor Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

      It will be an additional termination event under the Corridor Contract if the Corridor Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract and the Corridor Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable. In the alternative, the Corridor Counterparty may post collateral satisfactory to both the Corridor Counterparty and the depositor to the extent necessary to render the relevant requirement of Regulation AB to be inapplicable.

      If the Corridor Contract is terminated early, the Corridor Counterparty is likely to owe a termination payment to the supplemental interest trustee, payable in a lump sum to be deposited in the Supplemental Interest Reserve Fund and such amount will be either used to purchase a replacement corridor contract or disbursed on future Distribution Dates to the Distribution Account to pay Net Rate Carryover Amounts to the holders of the LIBOR Certificates until the Corridor Contract Termination Date. However, if a termination occurs, we can not give you any assurance that any such termination payment will be sufficient to purchase a replacement corridor contract.

      The certificates do not represent an obligation of the Corridor Counterparty. The holders of the certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Counterparty in respect of its obligations under the Corridor Contract.

      The Corridor Contract will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Principal

      Distributions of Principal. On each Distribution Date, an amount up to the Principal Distribution Amount for that Distribution Date is required to be distributed as follows until that amount has been fully distributed:

      (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following priority:

            (i) to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

            (ii) concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

            (iv) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amount, in the following priority:

            (i) the Senior Principal Distribution Amount concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, until their respective Class Certificate Balances are reduced to zero; and

            (iii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

Definitions Related to Principal Distributions.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate Stated Principal Balances of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Principal Distribution Amount" with respect to each Distribution Date is an amount equal to the Principal Remittance Amount for that Distribution Date minus the Overcollateralization Release Amount for that Distribution Date plus the Extra Principal Distribution Amount for that Distribution Date.

      "Senior Principal Distribution Amount" for any Distribution Date equals to the excess, if any, of (x) the aggregate Class Certificate Balance of the classes of Senior Certificates immediately prior to that Distribution Date over
(y) the Senior Target Amount.

      "Senior Target Amount" for any Distribution Date, (x) after the Stepdown Date and if a Trigger Event is not in effect, an amount equal to the lesser of
(a) the product of (1) approximately 82.90% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Senior Target Amount for the immediately preceding Distribution Date.

      "Subordinated Class Principal Distribution Target Amount" for any class of subordinated certificates and Distribution Date will equal the excess of:

      (1) the sum of: (a) the aggregate Class Certificate Balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Amount for that Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of subordinated certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and
(c) the Class Certificate Balance of the subject class of subordinated certificates immediately prior to such Distribution Date over

      (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date minus the OC Floor;

provided, however, that if such class of subordinated certificates is the only class of subordinated certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

      The "Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for any class of subordinated certificates will approximately equal the respective percentages indicated in the following table:

                      Initial Target Subordination          Stepdown Target
                               Percentage              Subordination Percentage
                      ----------------------------     ------------------------
Class M-1..........              5.80%                          11.60%
Class M-2..........              3.65%                           7.30%

Class M-3..........              3.05%                           6.10%
Class M-4..........              2.65%                           5.30%
Class M-5..........              2.25%                           4.50%
Class M-6..........              1.85%                           3.70%
Class M-7..........              1.35%                           2.70%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the subordinated certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the Overcollateralization Amount. The Initial Target Subordination Percentage for any class of subordinated certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      "Extra Principal Distribution Amount" means, for any Distribution Date, the lesser of (x) the Overcollateralization Deficiency Amount for that Distribution Date and (y) the Excess Cashflow for that Distribution Date.

      "OC Floor" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance.

      "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

      "Overcollateralization Release Amount" means with respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount for that date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for that date is applied in reduction of the Class Certificate Balances of the LIBOR Certificates) exceeds the Overcollateralization Target Amount for that date.

      "Overcollateralization Target Amount" means with respect to any Distribution Date, (a) prior to the Stepdown Date, an amount equal to approximately 1.35% of the Cut-off Date Pool Principal Balance and (b) on or after the Stepdown Date, (1) if a Trigger Event is not in effect the greater of
(x) 2.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period)and (y) the OC Floor, and (2) if a Trigger Event is in effect, the Overcollateralization Target Amount as in effect for the prior Distribution Date.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance as of the Due Date in the month of that Distribution Date exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Distribution Amount (excluding the Extra Principal Distribution Amount) on that Distribution Date).

      "Stepdown Date" is the earlier to occur of (1) the Distribution Date on or after the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero and (2) the later to occur of (x) the Distribution Date in January 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage exceeds or equals approximately 17.10%.

      A "Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

      A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 34.00% of the Senior Enhancement Percentage for that Distribution Date.

      The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is the sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

            (2) the denominator of which is the Pool Principal Balance as of the Due Date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior Due Date).

      A "Cumulative Loss Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date                                        Percentage
-----------------                                        ----------

January 2009 - December 2009..........................   0.25% with respect to January 2009, plus an additional 1/12th of 0.40% for each month thereafter through December 2009

January 2010 - December 2010..........................   0.65% with respect to January 2010, plus an additional 1/12th of 0.45% for each month thereafter through December 2010

January 2011 - December 2011..........................   1.10% with respect to January 2011, plus an additional 1/12th of 0.50% for each month thereafter through December 2011

January 2012 - December 2012..........................   1.60% with respect to January 2012, plus an additional 1/12th of 0.30% for each month thereafter through December 2012

January 2013 and thereafter...........................   1.90%

      "Unpaid Realized Loss Amount" means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class together with interest thereon at the applicable Pass-Through Rate.

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      The "Rolling Sixty Day Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.

      The "Delinquency Rate" with respect to any Distribution Date on or after the Stepdown Date is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of the calendar month preceding the month of that Distribution Date, and the denominator of which is the Pool Principal Balance as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of
(i) the Interest Funds remaining after the distribution of interest to the holders of the certificates for that Distribution Date, (ii) the Overcollateralization Release Amount and (iii) any remaining Principal Distribution Amount for that date.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

            (1) to the classes of LIBOR Certificates then entitled to receive principal distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for that Distribution Date, distributable to those classes as part of the Principal Distribution Amount as described under "--Distributions of Principal" above;

            (2) concurrently, to (x) the Class A-1 and Class A-2 Certificates and (y) the Class A-3 Certificates, pro rata, based on the aggregate Unpaid Realized Loss Amount for the Class A-1 and Class A-2 Certificates, the Unpaid Realized Loss Amount for each such class and based on the Unpaid Realized Loss Amount for the Class A-3 Certificates, the Unpaid Realized Loss Amount for such class; with amounts allocated pursuant to clause (x) to be allocated sequentially first to the Class A-1 Certificates and second to the Class A-2 Certificates.

            (3) sequentially, to the Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Unpaid Realized Loss Amount for each such class;

            (4) concurrently, to each Class of Senior Certificates, pro rata, based on their entitlement, to the extent needed to pay the Net Rate Carryover for each such class (after giving effect to amounts allocated to the Supplemental Interest Trust in respect of the Corridor Contract);

            (5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, to the extent needed to pay any Net Rate Carryover for each such class (after giving effect to amounts allocated to the Supplemental Interest Trust in respect of the Corridor Contract);

            (6) to the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

Determination of LIBOR

      The Senior and Subordinated Certificates have pass-through rates that are generally based on LIBOR (such certificates, "LIBOR Certificates").

      LIBOR applicable to an Interest Accrual Period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus. LIBOR for the initial LIBOR Determination Date will be 5.3500%.

Carryover Reserve Fund

      The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the LIBOR Certificates as described under "--Overcollateralization Provisions" above.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. Thereafter, any such excess will be applied first to the Class A-4 Certificates until its Class Certificate Balance is reduced to zero and second, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, to the Class A-1 and Class A-2 Certificates on the one hand, based on the aggregate Class Certificate Balance of the Class A-1 and Class A-2 Certificates, and to the Class A-3 Certificates on the other hand, based on its Class Certificate Balance, in each case until the respective Class Certificate Balances are reduced to zero; provided, however, that any such excess allocated to the Class A-1 and Class A-2 Certificates will be allocated sequentially, to the Class A-2 and Class A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

Residual Certificates

      The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

                                   SCHEDULE 1

                       CORRIDOR CONTRACT NOTIONAL BALANCES

                               Corridor Contract
                                Notional Balance       Corridor Contract          Corridor Contract
Month of Distribution Date            ($)               Strike Rate (%)           Ceiling Rate (%)
--------------------------     -----------------       -----------------          -----------------
    January 25, 2007                 446,491,000                   7.06                    9.77873
   February 25, 2007                 438,107,369                   6.35                    9.77873
      March 25, 2007                 429,878,847                   7.06                    9.77873
      April 25, 2007                 421,802,475                   6.35                    9.77873
        May 25, 2007                 413,679,104                   6.57                    9.77873
       June 25, 2007                 405,601,571                   6.35                    9.77873
       July 25, 2007                 397,974,086                   6.57                    9.77873
     August 25, 2007                 390,487,651                   6.35                    9.77873
  September 25, 2007                 383,139,662                   6.35                    9.77873
    October 25, 2007                 375,927,559                   6.57                    9.77873
   November 25, 2007                 368,848,835                   6.35                    9.77873
   December 25, 2007                 361,901,025                   6.57                    9.77873
    January 25, 2008                 355,081,711                   6.35                    9.77873
   February 25, 2008                 348,388,520                   6.35                    9.77873
      March 25, 2008                 341,819,122                   6.81                    9.77873
      April 25, 2008                 335,371,230                   6.35                    9.77873
        May 25, 2008                 329,042,600                   6.57                    9.77873
       June 25, 2008                 322,831,028                   6.35                    9.77873
       July 25, 2008                 316,734,354                   6.57                    9.77873
     August 25, 2008                 310,750,453                   6.35                    9.77873
  September 25, 2008                 304,877,242                   6.35                    9.77873
    October 25, 2008                 299,112,678                   6.57                    9.77873
   November 25, 2008                 293,454,752                   6.35                    9.77873
   December 25, 2008                 287,901,495                   6.57                    9.77873
    January 25, 2009                 282,450,973                   6.35                    9.77873
   February 25, 2009                 276,573,592                   6.35                    9.77873
      March 25, 2009                 271,271,558                   7.06                    9.77873
      April 25, 2009                 266,128,728                   6.35                    9.77873
        May 25, 2009                 261,003,784                   6.57                    9.77873
       June 25, 2009                 256,050,923                   6.35                    9.77873

                               Corridor Contract
                                Notional Balance       Corridor Contract          Corridor Contract
Month of Distribution Date            ($)               Strike Rate (%)           Ceiling Rate (%)
--------------------------     -----------------       -----------------          -----------------
       July 25, 2009                 251,120,096                   6.57                    9.77873
     August 25, 2009                 246,295,379                   6.35                    9.77873
  September 25, 2009                 241,044,945                   6.35                    9.77873
    October 25, 2009                 229,916,305                   6.58                    9.77873
   November 25, 2009                 222,918,194                   6.37                    9.77873
   December 25, 2009                 209,683,588                   6.62                    9.77873
    January 25, 2010                 201,181,807                   6.42                    9.77873
   February 25, 2010                 197,955,751                   6.42                    9.77873
      March 25, 2010                 194,285,642                   7.13                    9.77873
      April 25, 2010                 190,683,434                   6.42                    9.77873
        May 25, 2010                 187,147,871                   6.64                    9.77873
       June 25, 2010                 183,677,723                   6.42                    9.77873
       July 25, 2010                 180,271,782                   6.64                    9.77873
     August 25, 2010                 176,928,860                   6.42                    9.77873
  September 25, 2010                 173,647,794                   6.42                    9.77873
    October 25, 2010                 170,427,441                   6.64                    9.77873
   November 25, 2010                 167,266,679                   6.42                    9.77873
   December 25, 2010                 164,164,406                   6.64                    9.77873
    January 25, 2011                 161,119,542                6.42000                    9.77873
   February 25, 2011                 158,131,027                6.42000                    9.77873
      March 25, 2011                 155,197,818                7.13000                    9.77873
      April 25, 2011                 152,318,894                6.42000                    9.77873
        May 25, 2011                 149,346,517                6.64000                    9.77873
       June 25, 2011                 146,575,875                6.42000                    9.77873
       July 25, 2011                 143,856,515                6.64000                    9.77873
     August 25, 2011                 140,726,334                6.42000                    9.77873
  September 25, 2011                 137,476,494                6.41000                    9.77873
    October 25, 2011                 130,798,079                6.62000                    9.77873
   November 25, 2011                 113,906,045                6.35000                    9.77873
   December 25, 2011                  64,323,762                6.48000                    9.77873
    January 25, 2012                  11,594,670                6.48000                    9.77873
   February 25, 2012                  11,337,235                6.48000                    9.77873
      March 25, 2012                  11,084,570                6.94000                    9.77873
      April 25, 2012                  10,836,584                6.48000                    9.77873
        May 25, 2012                  10,593,193                6.70000                    9.77873
       June 25, 2012                  10,354,312                6.48000                    9.77873
       July 25, 2012                  10,119,856                6.70000                    9.77873
     August 25, 2012                   9,889,744                6.48000                    9.77873
  September 25, 2012                   9,663,895                6.48000                    9.77873
    October 25, 2012                   9,442,232                6.70000                    9.77873
   November 25, 2012                   9,224,675                6.48000                    9.77873

                               Corridor Contract
                                Notional Balance       Corridor Contract          Corridor Contract
Month of Distribution Date            ($)               Strike Rate (%)           Ceiling Rate (%)
--------------------------     -----------------       -----------------          -----------------

   December 25, 2012                   9,011,150                6.70000                    9.77873
    January 25, 2013                   8,801,583                6.48000                    9.77873
   February 25, 2013                   8,595,898                6.48000                    9.77873
      March 25, 2013                   8,394,026                7.19000                    9.77873
      April 25, 2013                   8,195,895                6.48000                    9.77873
        May 25, 2013                   8,001,436                6.70000                    9.77873
       June 25, 2013                   7,810,581                6.48000                    9.77873
       July 25, 2013                   7,623,264                6.70000                    9.77873
     August 25, 2013                   7,439,419                6.48000                    9.77873
  September 25, 2013                   6,642,523                6.42000                    9.77873
    October 25, 2013                   5,931,616                6.61000                    9.77873
   November 25, 2013                   5,336,929                6.39000                    9.77873
   December 25, 2013                   1,299,643                6.66000                    9.77873
January 25, 2014 and
          thereafter                     0